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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-72312) and the Registration Statements on Form S-8 (Nos. 33-40651, 33-53403, 333-56536, 333-88162, 333-109233, 333-109234,
333-109235, 333-109238) of Kellogg Company of our report dated January 28, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 28, 2004 relating to the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Battle Creek, Michigan
March 9, 2004